EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129877) pertaining to the Brookdale Senior Living Inc. Omnibus Stock Incentive Plan of our report dated March 17, 2006 with respect to the consolidated and combined financial statements and schedule of Brookdale Senior Living Inc. and Brookdale Facility Group included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Chicago, Illinois
March 27, 2006